Exhibit 10.13

                               SIRICOMM LETTERHEAD

DATE:  November 28, 2003

Letter To:

Mr. Sidney A. Staunton
Staunton McLane, LLC
1510 Ponus Ridge Road
New Canaan, CT 06840

Subject:  Termination of Service Agreement and Addenda

Dear Sid:

Per our conversation the last of October, this letter serves as written confirmation of SiriCOMM's desire to terminate the service agreement and addenda between Staunton McLane and SiriCOMM effective immediately.

Sid, it is regrettable that after several months no investment opportunities resulted from our relationship. I have great personal respect for you and enjoyed getting to know both you and your team. However, because the very survival of my company was at stake, I felt it necessary to find an alternate investment partner who could complete an acceptable financing for us in a timely fashion.

Thank you for your cooperation and understanding. Throughout this difficult and disappointing endeavor you have been a "class act" and I want to assure you that you can expect no less from me. I look forward to talking with you soon to finalize this matter.

Sincerely,

/s/ Henry P. Hoffman
----------------------------
Henry P. (Hank) Hoffman
President/CEO
SiriCOMM, Inc.